                                                                      EXHIBIT 21









                                WEYCO GROUP, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                                          Incorporated
                   Name of Company                             In                 Subsidiary Of
-------------------------------------------------      ------------------      ----------------
House of Advertising, Inc.                                  Wisconsin           Weyco Group, Inc.

Weyco Investments, Inc.                                      Nevada             Weyco Group, Inc.